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[DELOITTE & TOUCHE LLP LETTERHEAD]


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in MidAmerican Energy Company's Current Report on Form 8-K and in its Registration Statement on Form S-3 (Registration No. 33-60549) of our reports dated January 25, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of Iowa-Illinois Gas and Electric Company for the year ended December 31, 1994.


/S/ DELOITTE & TOUCHE LLP

July 1, 1995


[DELOITTE & TOUCHE LLP LETTERHEAD]